FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934


                                  June 22, 1998
                                 Date of Report



                                AJAY SPORTS, INC.
             (Exact Name of Registrant as specified in its charter)


                  Delaware             0-18204             39-1644025
               ----------------       -------------       --------------
               (State or other         (Commission       (I.R.S. Employer
                jurisdiction of         file number)      Identification Number)
                incorporation or
                organization)


         1501 E. Wisconsin Street
         Delavan, WI                                     53115
         ----------------------------------------        ----------
         (Address of Principal Executive Offices)        (Zip Code)


   Registrant's telephone number, including area code: (414) 728-5521


                                     N/A
            ---------------------------------------------------
          Former name or former address, if changed from last report

 ITEM 5:  Other Events


      On June 11, 1998, the Registrant was advised by the Nasdaq Stock Market, Inc. ("Nasdaq") that the Registrant had the option of continuing the hearing process related to its continued listing on the Nasdaq SmallCap Market, as Nasdaq had advised the Registrant on that date that it planned to delist the Registrant from its SmallCap Market because (1) the Registrant did not currently meet the new Nasdaq listing maintenance standards, effective February 23, 1998, for net tangible assets and minimum bid price, and (2) the
Nasdaq  Listing   Qualification  Panel  (the "Panel"),   which  reviewed  the
Registrant's compliance plan and request for an exception to the new listing requirements submitted to the Panel on March 26, 1998, determined not to grant such exception to the Registrant at this time.
      On June 16, 1998, the Registrant exercised its right to appeal this ruling and has requested an oral hearing, under Nasdaq Stock Market rules, with a new Nasdaq listing panel. The Registrant expects to have its oral hearing in late July 1998, and is awaiting notification of the hearing date from Nasdaq. If Nasdaq ultimately determines not to accept the Registrant's oral hearing appeal to retain its listing on the Nasdaq SmallCap Market, the Registrant will attempt to be included on the OTC Bulletin Board, provided the Registrant meets this service's standards for market makers and other requirements.

                                   SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


 Date: June 22, 1998

                                AJAY SPORTS, INC.



                                By s\Robert R. Hebard
                                  ------------------------------
                                   Robert R. Hebard, Secretary